Exhibit 5.1

EDWARDS ANGELL PALMER & DODGE LLP

111 Huntington Avenue

Boston, MA 02199

April 14, 2006

Dyax Corp.

300 Technology Square

Cambridge, Massachusetts  02139

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Dyax Corp. (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to up to 11,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (“Common Stock”), issuable as shares of Common Stock, as warrants to purchase shares of Common Stock (the “Warrants”), or as units comprised of any combination of Shares and Warrants (the “Units”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) by and among the Company and any unit agent selected by the Company (each, a “Unit Agent”). The Shares, the Warrants and the Units are collectively referred to herein as the “Securities.”

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

We assume for purposes of this opinion that (i)  the consideration per share of the Shares will not be less than $0.01, (ii) the number of Shares issued, including upon the exercise of Warrants, pursuant to the Registration Statement, together with the number of shares of Common Stock outstanding or reserved at the time of issuance, will not exceed the number of shares of Common Stock authorized by the Certificate of Incorporation on the date hereof, as amended by any amendment to the Certificate of Incorporation hereafter filed by the Company with respect to its Common Stock prior to the issuance of such Shares, and (iii) the Company is and will remain duly organized, validly existing and in good standing under applicable state law.

The opinions expressed below are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1.             The Company has the authority to issue up to 125,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for the Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, the Shares will be validly issued, fully paid and nonassessable.

2.             When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.             When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

To the extent that the obligations of the Company under each Warrant Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement or Unit Agreement; that the Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the Warrant Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent or Unit Agent, enforceable against the Warrant Agent or Unit Agent in accordance with its terms; that the Warrant Agent or Unit Agent is in compliance, generally and with respect to acting as a Warrant Agent or Unit Agent under the Warrant Agreement or Unit Agreement, with all applicable laws and regulations; and that the Warrant Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ EDWARDS ANGELL PALMER & DODGE LLP

EDWARDS ANGELL PALMER & DODGE LLP